Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Leggett & Platt, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)	(1)(2)	(1)	(1)	(3)	(3)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(3)	(3)

	Other	Depositary Shares	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(3)	(3)

	Other	Warrants(4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(3)	(3)

	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(3)	(3)

	Other	Units(5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)

In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all registration fees. Any registration fees will be paid subsequently on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(4)	Warrants covered by this registration statement cover shares of common stock, shares of preferred stock and/or debt securities in one or more series.
(5)

Each unit may be issued under one or more unit agreements and will represent an interest in one or more securities registered hereby, including shares of common stock, shares of preferred stock, debt securities or warrants.